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                                BDO Seidman, LLP
                           Accountants and Consultants
                               330 Madison Avenue
                            New York, New York 10017
                            Telephone: (212) 885-8000
                               Fax: (212) 697-1299

September 21, 1997

Securities and Exchange Commission
450 5th Street, NW
Washington, D.C. 20549

Gentlemen:

We have been furnished with a copy of the response of Item 4 of Form 8-K for the event that occurred on September 16, 1997, filed by our former client, Specialty Retail Group, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,

/s/ BDO SEIDMAN, LLP
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BDO Seidman, LLP

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                       Index to Exhibits located at Page 4